UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

HOMOLOGY MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38433	47-3468154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Patriots Park Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

(781) 301-7277

(Registrant’s telephone number, include area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FIXX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2022, the Board of Directors (the “Board”) of Homology Medicines, Inc. (the “Company”) appointed Albert Seymour, Ph.D., the Company’s former Chief Scientific Officer and President, to serve as the Company’s Chief Executive Officer, in addition to his role as the Company’s President. Additionally, Dr. Seymour has been designated as the Company’s principal executive officer, succeeding Dr. Tzianabos in such role. On September 6, 2022, in connection with Dr. Seymour’s promotion, Dr. Tzianabos notified the Company of his resignation as Chief Executive Officer.

Also on September 6, 2022, the Board appointed Albert Seymour, Ph.D. as a Class II director of the Company, replacing Kush M. Parmar, M.D., Ph.D., who resigned from his position as a member of the Board and as Chairman of the Board on the same date. The Board has appointed Arthur O. Tzianabos, Ph.D. to replace Dr. Parmar as the Chairman of the Board and has also appointed Jeffrey V. Poulton to serve as the Lead Director of the Board.

Albert Seymour, Ph.D., age 54, has served as the Company’s President since April 2022 and as the Company’s Chief Scientific Officer since April 2016. Prior to joining the Company, Dr. Seymour was Senior Vice President, Head of Global Research and Nonclinical Development at Shire plc, a biotechnology company, from 2011 to 2016. Dr. Seymour received his B.A. in Biology from the University of Delaware, an M.S. from Johns Hopkins University School of Medicine and his Ph.D. in Human Genetics from the University of Pittsburgh.

CEO Compensation

In connection with Dr. Seymour’s appointment as the Company’s Chief Executive Officer, (i) his annual base salary was increased to $570,000, (ii) his annual performance-based target bonus was increased to 55% of his annual base salary, and (iii) he received an option under the Company’s 2018 Incentive Award Plan (the “Plan”) to purchase 23,000 shares of the Company’s common stock and an award under the Plan of restricted stock units with respect to 14,000 shares of common stock (“RSUs”). The option has an exercise price of $2.18, the closing price per share of the Company’s common stock on September 6, 2022, and will vest in equal monthly installments over the forty-eight (48) months following the date of grant (subject to Dr. Seymour’s continued service to the Company through the applicable vesting date), such that the option shall be vested as to all shares on September 6, 2026. The RSUs will vest (subject to Dr. Seymour’s continued service to the Company through the applicable vesting date) as to one-third of the RSUs on each of the first three anniversaries of the date of grant.

Consulting Agreement

On September 6, 2022, the Company entered into a consulting agreement with Dr. Tzianabos (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Dr. Tzianabos will provide advisory services until March 31, 2023 or the earlier termination of such services in accordance with the Consulting Agreement. In exchange for such services, Dr. Tzianabos will receive consulting fees of $26,571.43 per month. In addition, subject to his delivering a release of claims in the Company’s favor, Dr. Tzianabos is entitled to receive his annual bonus for the fiscal year ending December 31, 2022, calculated based on the achievement of corporate performance and as if he had remained employed for the full year, and his outstanding Company stock options and restricted stock units will remain outstanding and continue to vest and become exercisable, as applicable, as a result of his continued service with the Company under the Consulting Agreement or as a member of the Board.

As a non-employee member of the Board, Dr. Tzianabos will be eligible to participate in the Company’s Non-Employee Director Compensation Program, which currently provides for receipt of an annual retainer of $40,000 for his Board service, an additional annual retainer of $35,000 for his service as the Chairman of the Board, and an annual equity grant of an option under the Plan to purchase 18,000 shares of the Company’s common stock.

Amendment to Employment Agreement

On September 6, 2022, the Company entered into an amendment to employment agreement with W. Bradford Smith (the “Employment Agreement Amendment”), the Company’s Chief Financial and Business Officer and Treasurer. Under the Employment Agreement Amendment, in the event Mr. Smith’s employment is terminated by the Company without “cause” or he resigns for “good reason” other than on or within twelve months following a “change in control” of the Company, each within the meaning of and under his employment agreement with the Company, he will be entitled to receive an amount in cash equal to his annual base salary, payable in the form of salary continuation in regular installments over the 12-month period following the date of his termination in accordance with the Company’s normal payroll practices.

Mr. Smith’s right to receive the severance payments described above is generally subject to Mr. Smith executing a release of claims in favor of the Company and continued compliance with applicable restrictive covenants.

The foregoing descriptions of the Consulting Agreement and the Employment Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated as of September 6, 2022, between Homology Medicines, Inc. and Arthur O. Tzianabos, Ph.D.

10.2	Amendment to Employment Agreement, dated as of September 6, 2022, between Homology Medicines, Inc. and W. Bradford Smith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMOLOGY MEDICINES, INC.

Date: September 8, 2022	By:	/s/ W. Bradford Smith
W. Bradford Smith
Chief Financial and Business Officer and Treasurer